Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated December 9, 2009, with respect to the consolidated financial statements and schedule of Fifth Street Finance Corp. contained in the Prospectus Supplement, dated December 7, 2010, to the Registration Statement on Form N-2 (File No. 333-166012) and the Prospectus, dated June 4, 2010. We consent to the use of the aforementioned report in the Prospectus Supplement to the Registration Statement on Form N-2 and Prospectus.
/s/ GRANT THORNTON LLP
New York, New York
December 7, 2010